Exhibit 10.1

LEASE AGREEMENT

THIS Lease Agreement, entered into this 19th day of Sept., 2011, between THOMPSON-DAVIS ENTERPRISES, LLC, a limited liability company organized under the laws of the State of Florida, hereinafter referred to as Lessor, and APPLIED GENETIC TECHNOLOGICS, a corporation organized under the laws of the state of Delaware or its successor entity or entities, and assigns, hereinafter referred to as Lessee.

IT IS UNDERSTOOD:

a)	That Lessee may change its name;

b)	That Lessor may convert to a partnership, corporation or limited liability corporation which may be owned in part by others;

c)	Actual monthly rental payments shall commence on the first day of the first month the premises are occupied and, if occupied on a day other than the first day of a month, shall be prorated for that first month;

d)	This is an extension of a Lease originally entered into by the parties on March 28, 2006 with renewal date of January 1, 2012.

WITNESSETH: That in consideration of the covenants herein contained, the parties hereto covenant and agree as follows:

1.	PREMISES LEASED AND TERM: The Lessor does hereby Lease to the Lessee the premises described in the Exhibit “A” attached hereto (a building with total square footage of 15,424), which said specific premises shall consist of approximately 2,750 square feet of office space determined as follows:

a)	2,066 useable square feet in pod located in southeast portion of building, or	2,066

b)	Prorata share (18%) of center core space including reception, board room, bathrooms, staff lounge, etc. @ 3,800 total square feet, or	684

[Note: 18% is calculated as follows: Total leasable square footage of each of the four specific space designated pods 11,376 (2844x4) divided into 2,066 specifically assigned Lease space or 2,066/11,376=18%]

	Total square footage to be Leased by Lessee	2,750

Lessee shall have the right to make use of all core space elements including, but not limited to, reception area, boardroom, bathrooms and staff lounge. Lessee will have access to the boardroom upon advance reservation on a basis that is no less favorable than access given to any other building tenant. Lessee may also use office furniture currently in the interior offices of leased space at the pleasure of Lessor. However, this furniture may be removed by Lessor at any time.

The Lease shall be for the term of three (3) years and will commence on the first day of January, 2012, or, if earlier, the day of the month as first occupied and will expire on December 31, 2014, which is hereby designated as the new Base Term.

2. RENT: Lessee shall pay rent in lawful monies of the United States of America to Lessor, or Lessor’s designated agent. The rent for the first year of the Base Term shall be computed at the rate of $16.00 per square foot. The rent per year shall be $44,000 (2,750 sq. ft. x $16.00). Monthly payments due on the first day of each month shall be $3,667.00 ($44,000/12), with all such payments being due in advance on the first day of each month. In addition to the rent as specified, Lessee shall pay, with each monthly payment of rent, sales or use tax as imposed on commercial leases by the State of Florida, city and/or county governments. A late charge of six percent (6%) of the payment due will be payable by Lessee on all payments received by Lessor no later than ten (10) days after the payment is due. “Received” shall mean received at the office the Lessor at an address to be subsequently specified by the Lessor before occupancy by Lessee. The rent during the remainder of the Base Term shall be increased effective each subsequent January 1 by an amount equal to $16.00 per square foot per year plus the cumulative percentage increase in the Consumer Price Index from January 1, 2012.

The rate for the existing lease will be reduced to $16.00 per square foot effective the first day of the month following the date this renewal is signed by Lessee.

3. OPTION: Provided Lessee is not in default under any provisions of this Lease, Lessee shall have the option and right to extend this Lease for an additional term of three (3) years following the Base Term. Such term shall be referred to herein as the Option Term. In the event of the exercise of this option, this Lease shall be extended upon the same terms and conditions as the Base Term with the exception that Lessee shall have the right to cancel during this renewal term upon giving twelve (12) months notice to Lessor. In order to exercise this renewal option, Lessee shall give written notice of Lessee’s election to extend the Lease at least six (6) months prior to the end of the Base Term. Within fifteen days of receipt of this notice, Lessor shall inform Lessee of the rental applicable to the Option Term.

4. DEPOSIT MONEY: Lessor herewith acknowledges that, inasmuch as Lessee made a deposit of $3,742.00 with initial lease, no additional deposit shall be required with this Lease renewal.

5. MAINTENANCE: Lessor shall provide all maintenance on the Leased premises not caused by Lessee’s negligence or misuse.

6. INSURANCE: Lessor shall maintain fire, windstorm and extended coverage on the premises. Lessee shall maintain insurance on its improvements to the premises and its personal property located therein. Lessee shall maintain general liability insurance, naming Lessor as an additional insured, in amounts not less than $300,000.00 for property damage and $100,000.00 per person for personal injury. In the event the premises are damaged by fire or windstorm, the rent shall abate for such time as the premises are not in condition for the conduct of business in a reasonable manner and not occupied by Lessee. This Lease shall not be terminated if Lessor can restore or replace the premises within a period of one hundred twenty (120) days after the occurrence.

7. UTILITIES, JANITORIAL AND REAL ESTATE TAXES: Lessor represents that the building in which the premises are located contains 15,424 square feet of leasable area. Lessee, in addition to the rent as provided herein, shall pay monthly, and within ten (10) days after receipt of a request for payment, an amount equal to the actual prorata share, based on the square footage percentage of the building leased by Lessee, of the costs of utilities, janitorial and real estate taxes for the premises. By way of example, if Lessee leases 50% of the total leasable area, Lessee will pay 50% of such costs. Lessor will provide copies of statements for such services for the entire building. The percentage of space leased under this Lease by Lessee is eighteen percent (18%).

8. SIGN: Lessee shall be permitted to place a sign on the space provided for tenant signs. The cost of preparing and installing the sign shall be paid by Lessee. The sign, its location and installations shall be subject to Lessor’s approval.

9. POSSESSION: If the Lessee shall default in the payment of the rent, or if the Lessee shall violate any of the covenants of this Lease, then the Lessor shall be immediately entitled to re-enter and re-take possession after giving notice as required by law and to recover damages for any expense incurred, including reasonable attorney’s fees, interest and costs, in enforcing any of the terms or provisions of this Lease including, but not limited to, the eviction of the Lessee by judicial process or the collection of rent due hereunder.

10. ASSIGNMENT AND SUBLETTING: Lessee shall not assign or sublet its space or any part thereof without written consent of the Lessor.

11. ALTERATIONS, ADDITIONS OR REPAIRS: Lessee shall provide any improvements desired which are beyond Lessor’s obligation to provide finished walls, ceiling, floors and lighting. After initial installation, Lessee shall do no redecorating or make any alterations, additions, or repairs without the written consent of the Lessor obtained in advance in each case. All alterations, additions, and repairs shall become the property of the Lessor upon termination of this Lease unless Lessor elects otherwise.

12. RIGHT OF ENTRY: The Lessor, or any of its agents, has the right to enter the Unit occupied by the Lessee during reasonable hours to make inspections, repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, of said building, and to enter at any time for emergency repairs necessary for the protection of any person or of the building.

13. RELEASE FROM LIABILITY: It is expressly agreed and understood that Lessee releases Lessor and/or its agents from any and all damage or injury to person or property of Lessee suffered in the Leased space or upon the premises herein leased, and will hold the Lessor and/or agents harmless from all damages sustained during the Lease term.

14. LESSEE SHALL: (a) Keep the Leased area in clean condition during its occupancy; (b) Not use any improperly wired or unsafe electrical appliances or install any unsafe wiring in the Leased area; (c) Keep plumbing and drain lines in the Leased area clear and free from obstruction; (d) Report promptly to Lessor in writing any defects or damages to the Leased area or any repairs needed for same; (e) Pay for cleaning and repairs necessitated by Lessee’s willful or accidental misuse of the Leased area; (f) Not block any common walkways or driveways; (g) Not place any signs in the windows of the building or at any place on the premises without the prior written consent of the Lessor; (h) Not leave or store any disabled or non regularly used vehicle on the premises; (i) Not unreasonably interfere with the use of other portions of the building and common areas by other lawful users of the premises; (j) Place all trash, except for normal janitorial service removal, in the dumpster provided on the premises; (k) Keep all interior portions of the leased premises in a clean condition and surrender the premises at the end of the Lease in good condition, subject only to reasonable wear and use; and (l) Use the premises only for professional office use in conformity with applicable zoning.

15. LESSOR SHALL: (a) Provide finished walls, ceiling, floors and lighting pursuant to approved plans; (b) Maintain the exterior of the building and parking lots; (c) Repair heating and air conditioning, plumbing and electrical units at no cost to Lessee unless such repairs are caused by willful or negligent acts of Lessee’s employees or invitees; (d) Pay real property ad valorem taxes and pay Lessee’s prorata share of utilities, janitorial and lawn maintenance, and see that such services are properly available to the premises pursuant to receipt of prorata share from Lessee.

16. RIGHT TO SHOW PREMISES: During the last six (6) months of this Lease, Lessor shall have the right to show the premises to prospective tenants so long as such activities shall not reasonably interfere with Lessee’s use of the premises. Lessor shall notify Lessee of the times of such showing of the premises.

17. TIME IS OF THE ESSENCE: Time is of the essence for this Lease agreement.

18. GOODS AND CHATTEL: All goods and chattel placed and stored in or about the premises are at the risk of the Lessee.

19. REQUIRED DISPUTE RESOLUTION: If either party, the Lessor or Lessee, has disagreement under this Agreement, the disagreeing party agrees to promptly bring such disagreement to the other party’s attention whereupon both parties agree to meet in an attempt to resolve differences. If differences are not resolved within thirty

(30) days, it is agreed that either party may invoke the services of an impartial mediator under the auspices of the commercial mediation rules of the American Arbitration Association, the United States Arbitration and Mediation Service, or any other national, neutral mediation service at the election of the party who first requests mediation. Such mediation shall be held in Gainesville, Florida. It is agreed that no claim shall be asserted in court unless the foregoing procedures have first been followed.

20. BINDING ON HEIRS AND ASSIGNEES: All covenants and agreements in this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the Lessor and Lessee.

WITNESSES AS TO LESSOR:		LESSOR:

THOMPSON-DAVIS ENTERPRISES, LLC

[Illegible]		/s/ DOUGLAS H. THOMPSON, JR.
Witness Signature		DOUGLAS H. THOMPSON, JR.
As Its Managing Director

Date:	9/19/11	Date:	9/19/11

/s/ Laura E. Bess
Witness Signature

Date:	9/19/11

LESSEE:

WITNESSES AS TO LESSEE:		APPLIED GENETIC TECHNOLOGIES

[Illegible]		By:	[Illegible]
Witness Signature		As Its	President and CEO

Date:	9/19/11	Date:	9/19/11

[Illegible]
Witness Signature

Date:	9/19/11

ADVANCING SCIENCE, SAFETY & INNOVATION

November 16, 2012

Applied Genetic Technologies

11801 Research Drive

Alachua, FL 32615

Attention: Susan B. Washer, President

RE:	Lease dated September 19, 2011

Dear Ms. Washer:

As of November 16, 2012, Thompson-Davis Enterprises, LLC (the “Former Owner”), has transferred all of its interest (including your security deposit) in and to RTI Biologics, Inc. (the “New Owner”).

Consequently, the New Owner is now the “landlord” or “lessor” under the lease with respect to your office space.

Future rental payments with respect to your office space should be made payable to “RTI Biologics, Inc.” and should be mailed to 11621 Research Circle, Alachua, Florida 32615.

Sincerely,

NEW OWNER:
RTI BIOLOGICS, INC., A Delaware corporation

By:	/s/ Thomas F. Rose
Thomas F. Rose
Chief Operating Officer

FORMER OWNER:
THOMPSON-DAVIS ENTERPRISES, LLC,
A Florida limited liability company

By:	/s/ Douglas H. Thompson, Jr.
Douglas H. Thompson, Jr.
Manager

11621 Research Circle  •  Alachua, FL 32615

Tel  386.418.8888 •  877.343.6832 •  Fax  386.418.0342 •  Customer Service 800.624.7238 •  www.rtix.com

TENANT ESTOPPEL CERTIFICATE

TO:	RTI BIOLOGICS, INC., 11621 Research Circle, Alachua, Florida 32615 (together with its successors and assigns, collectively “Purchaser”)

THIS IS TO CERTIFY THAT:

I. The undersigned is executing this Tenant Estoppel Certificate with the understanding that it will assist RTI Biologics, Inc. in acquiring the real property, on which the Premises is a part, from Thompson-Davis Enterprises, LLC. The undersigned agrees that RTI Biologics, Inc. is relying on the accuracy of the statements contained herein.

2. The undersigned APPLIED GENETIC TECHNOLOGIES, a Delaware corporation, is the tenant (“Tenant”) under that certain lease dated as of September 19, 2011 and any memorandum thereof recorded in Alachua County, Florida (“Lease”) by and between THOMPSON-DAVIS ENTERPRISES, LLC, a Florida limited liability company, as landlord (“Landlord”) and Tenant, covering those certain premises containing 2,750 square feet (the “Premises”) commonly known and designated 11801 Research Drive, Alachua, Florida 32615, all a described in the Lease.

3. The Lease has not been modified, changed, altered, assigned, supplemented or amended in any respect and replaces the lease of March 28, 2006. The Lease is valid and in full force and effect on the date hereof. The Lease is the only lease or agreement between Tenant and Landlord affecting or relating to the Premises and represents the entire agreement between Landlord and Tenant with respect to the Premises. The Initial Term of the Lease ends on 11:59 pm December 31, 2014.

4. All rents, additional rents and other sums due and payable under the Lease have been paid in full and no rents, additional rents and other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof. The current annual fixed rent (excluding additional rent, impositions, or pass-through charges) payable to Landlord under the Lease is $ 44,000.00. The Lease more accurately describes the rent and the calculation thereof from time to time. The current monthly rental payment (including all additional rent, impositions and pass-through charges, if any) due under the Lease in the amount of $3,887 has been paid for the month of Nov, 2012. Tenant has deposited the security deposit set forth in the Lease with Landlord.

5. Tenant is not in default under the Lease, Tenant as of the date hereof knows of no uncured default by the Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord, including, without limitation, the collection of rents, additional rents, pass-through charges and other sums due and payable thereunder. Neither Tenant nor, to Tenant’s knowledge, Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease.

6. Tenant has received payment or credit for all Tenant improvement work or allowances except NONE [if none, write NONE]. The Premises have been completed and Tenant has taken possession of the same on a rent-paying basis.

7. The Lease contains, and Tenant has, an option to extend the Initial Term of the Lease.

8. Tenant is not insolvent and is able to pay its debts as they mature. No actions, whether voluntary or otherwise, are pending against Tenant or any general partner of Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.

9. Tenant has not sublet the Premises to any sublessee and has not assigned any of its rights under the Lease.

10. In the event that RTI Biologics, Inc. shall become the owner of the property of which the Premises are a part, Tenant shall attorn to RTI Biologics, Inc. as landlord under the Lease.

This certification is made for use by RTI Biologics, Inc. for disbursing certain funds.

Dated this 13th day of November, 2012.

CORPORATE:		APPLIED GENETIC TECHNOLOGIES, a Delaware corporation

TENANT:

	By:	/s/ Susan B. Washer
Print Name: Susan B. Washer
President

Address:

11801 Research Drive, Suite D
Alachua, Florida 32615